Exhibit 10.11

PERSONAL AND CONFIDENTIAL

2332 Galiano Street, 2nd Floor

Coral Gables, FL 33134

December 9, 2024

Mr. Anthony McKiernan

Address on file with the Company

Re:	Offer Letter

Dear Anthony,

We are thrilled to extend to you a formal offer of employment at Ionic Digital Services, LLC (the “Company”), a wholly owned indirect subsidiary of Ionic Digital Inc. (together with its subsidiaries as appropriate in the context, “Ionic”) in the position of Chief Executive Officer (“CEO”) of Ionic. Ionic is a pioneering force in the bitcoin mining industry. Your expertise and background have impressed us, and we are excited about the potential you bring to our team. In this position, you will be expected to devote your full time, attention and energies to the performance of your duties with Ionic. This letter contains the terms and conditions of our offer of employment to you.

Start Date and Location

Your expected start date will be December 13, 2024 (the “Start Date”). Ionic shall permit you to work remotely from your home office in Connecticut, although you understand and agree that you will travel as required to perform your duties as CEO.

Position and Reporting Structure

As CEO, you will play an important role in our future growth. On your Start Date, you will report directly to Ionic’s Board of Directors (the “Board”).

Compensation

Base Salary

Your annualized base salary on your Start Date will be $500,000. Your base salary will be payable in accordance with the Company’s standard payroll policies (subject to normal required withholding). Any partial periods will be pro-rated based on the actual number of days worked in the month. Your position is classified as a salaried, exempt position and as such, you are not eligible to receive overtime compensation.

Annual Incentive Bonus

For each calendar year of your employment with the Company, beginning with the calendar year 2025 you will be eligible to earn a discretionary incentive bonus for each such calendar year payable, in the Board’s sole determination, in cash or immediately vested shares of Ionic common stock (which may not be freely tradeable at the time of issuance) or a combination thereof, with a target bonus opportunity of 100% of your base salary. Any such bonus, if earned and approved by the Board, is paid annually, typically within sixty (60) calendar days after December 31 of the applicable year, subject to your still being an active employee in good standing with the Company in your current position on the date of payment or issuance (except as otherwise expressly set forth in this letter). The milestone(s) required for you to earn such a bonus will be as mutually determined by you and the Board and may include Ionic, department or personal milestone(s) or any combination thereof. For the avoidance of doubt, the milestone(s) to be determined by you and the Board can change from year to year, and there is no guarantee that the target will be reached in any year. All bonus payouts are subject to the discretion and approval of the Board. For calendar year 2024, you will be eligible to earn an annual incentive bonus to be prorated for the portion of the year during which you were employed and determined in the Board’s sole discretion. In the event of a bonus payment in shares of Ionic common stock, a portion of your bonus (not less than the amount necessary to cover the withholding obligations on the entire bonus) will still be paid to you in cash.

LTIP Participation

The Company intends to establish a Long-Term Incentive Plan for senior executives of the Company (including you). However, these plans will only become effective upon the completion of both (a) the U.S. Securities and Exchange Commission informs the Company in writing that its Form S-1 (Registration Statement under the Securities Act of 1933) has become effective, and (b) the New York Stock Exchange or the NASDAQ have commenced trading of the common stock of the Company (such date, the “Completion Date”). When the Company implements a LTIP, you will be eligible to participate.

Benefits and Withholding

During your employment, you will be eligible to participate in the Company’s health plans and other fringe benefit plans that the Company from time to time provides to employees of the Company at your level. All forms of compensation paid to you as an employee of the Company will be less all applicable withholdings, as determined by the Company.

At-Will Employment

Your employment with the Company is “at-will”, meaning either you or the Company can terminate the employment relationship at any time, with or without cause or notice. No terms or conditions of your employment, including without limitation this at-will relationship, can be modified or changed verbally in any manner and may only be changed by an express written agreement signed by you and authorized executive officer of the Company.

Contingencies

This offer is contingent upon a standard background check and your ability to confirm eligibility for employment in the United States. A list of acceptable documents is available on request or can be found at http://www.uscis.gov/files/form/i-9.pdf. Additionally, your acceptance of this offer, and your continued employment with the Company (including any right to receive any payments or benefits hereunder), are expressly conditioned on your agreement to comply and your ongoing compliance with all Company and Ionic policies and procedures and your entering into Company standard confidentiality, intellectual property and restrictive covenant agreements, as applicable.

Governing Law

This letter shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Miscellaneous

This constitutes the entire agreement between the parties and supersedes all other agreements or understandings (provided that any confidentiality agreements or requirements to which you are subject, by contract or under applicable law, will remain in full force and effect). You may not assign this letter without the Board’s prior express written consent. This letter may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this letter delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this letter.

SPECIAL NOTE

Please be advised that the Company respects, and expects your ongoing compliance with, any and all obligations you have with your current and prior employers regarding protected information you may have acquired during your employment with them. It is not our intention to acquire any trade secrets or confidential information from you. The Company understands your continuing obligations and encourages you to understand fully what measures you must take to ensure that no inadvertent misappropriation or prohibited disclosure occurs if you elect to accept this offer of employment with the Company. By accepting this offer of employment, you confirm that you fully understand the duties and responsibilities of the position offered to you, and you confirm that you can perform them without using or disclosing confidential or proprietary information of another party and without violating the terms of any other applicable agreement.

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We are confident that your contributions will be instrumental in driving the Company towards its strategic goals. We look forward to you joining our team and embarking on this exciting journey together. Should you have any questions or require further clarification, please do not hesitate to reach out to me directly at claritasadvisors@gmail.com.

Please indicate your acceptance of this offer by signing and dating below and returning this letter to me as soon as possible. In addition, I would appreciate a call from you informing me of your decision as well.

Sincerely,

By:	/s/ Elizabeth LaPuma
Elizabeth LaPuma
Chair of the Board

Offer Letter Acceptance

I have read, and hereby acknowledge, accept and agree to the terms stated in, this letter as of the date first set forth above.

/s/ Anthony McKiernan
Anthony McKiernan

Date: 2024-12-09

We are confident that your contributions will be instrumental in driving the Company towards its strategic goals. We look forward to you joining our team and embarking on this exciting journey together. Should you have any questions or require further clarification, please do not hesitate to reach out to me directly at claritasadvisors@gmail.com.

Please indicate your acceptance of this offer by signing and dating below and returning this letter to me as soon as possible. In addition, I would appreciate a call from you informing me of your decision as well.

Sincerely,

By:
Elizabeth LaPuma
Chair of the Board

Offer Letter Acceptance

I have read, and hereby acknowledge, accept and agree to the terms stated in, this letter as of the date first set forth above.

Anthony McKiernan

Date: ___________

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